                                                                    EXHIBIT 23.4

                           T.J. SMITH & COMPANY, INC.
                             OIL AND GAS CONSULTING
                             1331 LAMAR, SUITE 1340
                           HOUSTON, TEXAS 77010-3027

                              TEL: (713) 651-0651
                              FAX: (713) 655-7613



                     CONSENT OF T.J. SMITH & COMPANY, INC.



     As independent oil and gas consultants, T.J. Smith & Company, Inc. hereby consents to the use of our reserve report dated as of December 31, 2000 and to all references to our firm included in or made a part of the Mission Resources Corporation's Form 8-K to be filed with the Securities and Exchange Commission on or about May 23, 2001.



                                        T.J. SMITH & COMPANY, INC.



                                        By /s/ T.J. SMITH
                                          -------------------------
                                               T.J. Smith



Houston, Texas
May 23, 2001